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                       SECURITIES AND EXCHANGE COMMISSION
                                  UNITED STATES
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported)   June 11, 2003
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                           REGENCY CENTERS CORPORATION
             (Exact name of registrant as specified in its charter)


           Florida                        001-12298             59-3191743
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(State or other jurisdiction            (Commission            (IRS Employer
      of incorporation)                 File Number)         Identification No.)


          121 West Forsyth Street, Suite 200                      32202
                                                                  -----
                Jacksonville, Florida
       (Address of principal executive offices)                (Zip Code)



        Registrant's telephone number including area code: (904)-598-7000
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                                 Not Applicable
          (Former name or former address, if changed since last report)

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

Item 9.   Regulation FD Disclosure

On June 12, 2003, Regency Centers Corporation and Security Capital Group Incorporated, an indirect wholly-owned subsidiary of General Electric Capital Corporation, jointly issued a press release regarding Security Capital's plans to sell up to 34.3 million shares of Regency common stock, representing all the Regency stock owned by Security Capital, through an underwritten public offering, forward sales contracts with certain of the underwriters expiring in 2004, and the sale of up to $150 million of shares to Regency. The text of the press release is attached as Exhibit 99.1.

Regency and Security Capital have entered into a Purchase and Sale Agreement, a copy of which is attached as Exhibit 99.2, in which Regency has agreed to purchase up to $150 million of its shares owned by Security Capital at the same per share price as the shares sold in the underwritten public offering. Regency's purchase obligation will be reduced, based on a sliding scale, if the public offering and the forward contracts do not reduce Security Capital's ownership to 9.8% or less. Regency will have no purchase obligation if the public offering and the forward contracts do not reduce Security Capital's ownership to 15% or less. For purposes of these percentage calculations, Security Capital will be deemed to have sold the shares covered by the forward sales contracts and the underwriters' over-allotment options, and Regency's total outstanding common stock will be reduced by an assumed purchase of $150 million of shares.


Regency and Security Capital have agreed, in an Agreement Relating to Disposition of Shares, a copy of which is attached as Exhibit 99.3, that their Stockholders Agreement will terminate if, as a result of these transactions, Security Capital's ownership in Regency (excluding shares subject to the forward contracts) has been reduced to 15% or less. Following the closing of the public offering, Security Capital has agreed to vote all Regency shares subject to the forward contracts over which it has voting power in the same proportion as shares are voted by other shareholders of Regency. The agreement also provides that following the closing, Joseph E. Parsons, President-North American Equity Holdings of GE Real Estate and Security Capital's representative on Regency's board of directors, will resign from Regency's board. In addition, Security Capital has agreed to waive special ownership limits created for it in Regency's articles of incorporation, provided that its ownership in Regency falls below 45% as a result of these transactions. Once Security Capital reduces its ownership to 7% or less after the forward contracts settle in 2004, it will be subject to the same 7% ownership limit in Regency's articles of incorporation that applies to other shareholders.



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



Item 7.    Financial Statements and Exhibits

         (c)   Exhibits

                    Exhibit 99.1 Joint press release issued by Regency Centers Corporation and Security Capital Group Incorporated on June 12, 2003.

                    Exhibit 99.2 Purchase and Sale Agreement among Regency Centers Corporation, Security Capital Group Incorporated and Security Capital Shopping Mall Business Trust dated June 11, 2003.

                    Exhibit 99.3 Agreement Relating to Disposition of Shares between Regency Centers Corporation and Security Capital
                                         Group Incorporated dated June 11, 2003



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


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        REGENCY CENTERS CORPORATION
                                        (registrant)


June 12, 2003                           By:   /s/ J. Christian Leavitt
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                                              J. Christian Leavitt, Senior Vice
                                              President, Finance and Principal
                                              Accounting Officer










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